Exhibit 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2017--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the second quarter (Q2) of fiscal 2017. For the second quarter, Dolby reported total revenue of $267.5 million, compared to $274.3 million for the second quarter of fiscal 2016.

Second quarter GAAP net income was $50.6 million, or $0.49 per diluted share, compared to $67.4 million, or $0.66 per diluted share, for the second quarter of fiscal 2016. On a non-GAAP basis, second quarter net income was $65.1 million, or $0.63 per diluted share, compared to $83.5 million, or $0.82 per diluted share, for the second quarter of fiscal 2016. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We made great progress with our growth initiatives this quarter,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We now have more than 90 Dolby Cinema locations open, up from 20 a year ago. The first smartphone with Dolby Vision was launched by LG and we added two more partners for Dolby Voice, BlueJeans and West.”

Dividend

Today, Dolby announced a cash dividend of $0.14 per share of Class A and Class B common stock, payable on May 16, 2017, to stockholders of record as of the close of business on May 8, 2017.

Financial Outlook

Q3 Fiscal 2017

Dolby estimates that total revenue for the third quarter (Q3) of fiscal 2017 will range from $290 million to $305 million. Gross margin percentages are projected to range between 88 percent and 89 percent on a GAAP basis, and between 89 percent and 90 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $176 million and $180 million on a GAAP basis, and between $158 million and $162 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.61 and $0.67 on a GAAP basis, and between $0.75 and $0.81 on a non-GAAP basis.

Dolby estimates that its effective tax rate will be between 24 percent and 25 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2017

Dolby anticipates that total revenue for fiscal 2017 will range from $1.06 billion to $1.10 billion.

Dolby anticipates that operating expenses will range from $696 million to $706 million on a GAAP basis, and from $625 million to $635 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q2 fiscal 2017 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, April 26, 2017. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-877-857-6149. International callers can access the conference call at 1-719-325-4878.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, April 26, 2017, until 9:00 p.m. PT on Wednesday, May 3, 2017, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 2767497. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Expense associated with dividend equivalents paid on restricted stock units: In connection with a special dividend declared in the first quarter of fiscal 2013, we modified restricted stock units (RSUs) that were unvested at that time to preserve their pre-cash dividend economic value. The special dividend was a discrete and infrequent event that is not representative of our normal operating activities; therefore, we exclude the compensation cost related to the dividend equivalents to provide a more accurate view of our underlying operating results.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q3 fiscal 2017 and fiscal 2017, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, PC, Consumer Electronics, Mobile, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Atmos, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. S15/29000 DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Licensing	$241,617	$249,336	$474,316	$460,465
Products	20,713	20,063	48,924	44,872
Services	5,144	4,941	10,501	9,817
Total revenue	267,474	274,340	533,741	515,154

Cost of revenue:
Cost of licensing	8,796	6,698	16,917	13,231
Cost of products	13,988	13,978	31,708	33,016
Cost of services	4,193	3,697	8,319	7,892
Total cost of revenue	26,977	24,373	56,944	54,139

Gross margin	240,497	249,967	476,797	461,015

Operating expenses:
Research and development	58,341	52,088	115,859	105,416
Sales and marketing	75,620	71,815	146,795	146,269
General and administrative	43,253	42,482	84,793	86,560
Restructuring charges	—	1,255	—	1,255
Total operating expenses	177,214	167,640	347,447	339,500

Operating income	63,283	82,327	129,350	121,515

Other income/expense:
Interest income	2,186	1,250	4,000	2,547
Interest expense	(37)	(33)	(63)	(62)
Other income/(expense), net	762	279	563	(693)
Total other income	2,911	1,496	4,500	1,792

Income before income taxes	66,194	83,823	133,850	123,307
Provision for income taxes	(15,467)	(16,278)	(29,549)	(24,751)
Net income including controlling interest	50,727	67,545	104,301	98,556
Less: net (income) attributable to controlling interest	(137)	(147)	(337)	(257)
Net income attributable to Dolby Laboratories, Inc.	$50,590	$67,398	$103,964	$98,299

Net income per share:
Basic	$0.50	$0.67	$1.02	$0.98
Diluted	$0.49	$0.66	$1.00	$0.97
Weighted-average shares outstanding:
Basic	101,787	100,456	101,635	100,600
Diluted	103,883	101,555	103,867	101,716

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2017	September 30, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$532,508	$516,112
Restricted cash	5,752	3,645
Short-term investments	194,997	121,629
Accounts receivable, net	88,216	75,688
Inventories	17,697	16,354
Prepaid expenses and other current assets	32,501	26,302
Total current assets	871,671	759,730
Long-term investments	326,800	393,904
Property, plant and equipment, net	471,095	443,656
Intangible assets, net	203,723	215,342
Goodwill	308,751	309,616
Deferred taxes	176,288	166,790
Other non-current assets	29,469	21,068
Total assets	$2,387,797	$2,310,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,062	$17,544
Accrued liabilities	179,029	169,055
Income taxes payable	25	2,304
Deferred revenue	23,940	24,180
Total current liabilities	213,056	213,083
Long-term deferred revenue	35,651	35,366
Other non-current liabilities	95,932	82,922
Total liabilities	344,639	331,371

Stockholders’ equity:
Class A common stock	57	57
Class B common stock	44	44
Additional paid-in capital	37,459	42,032
Retained earnings	2,013,790	1,938,320
Accumulated other comprehensive (loss)	(14,708)	(10,197)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,036,642	1,970,256
Controlling interest	6,516	8,479
Total stockholders’ equity	2,043,158	1,978,735
Total liabilities and stockholders’ equity	$2,387,797	$2,310,106

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year-To-Date Ended
	March 31, 2017	April 1, 2016
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$104,301	$98,556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,061	42,917
Stock-based compensation	33,198	35,466
Amortization of premium on investments	1,376	2,661
Excess tax benefit from exercise of stock options	(3,981)	(338)
Provision for doubtful accounts	1,010	1,228
Deferred income taxes	(8,856)	(5,709)
Other non-cash items affecting net income	160	498
Changes in operating assets and liabilities:
Accounts receivable	(13,538)	(1,727)
Inventories	(3,253)	(3,533)
Prepaid expenses and other assets	(11,280)	(6,979)
Accounts payable and other liabilities	495	(5,939)
Income taxes, net	11,089	(8,752)
Deferred revenue	85	8,495
Other non-current liabilities	480	22
Net cash provided by operating activities	155,347	156,866

Investing activities:
Purchase of investments	(98,789)	(200,944)
Proceeds from sales of investment securities	23,071	227,094
Proceeds from maturities of investment securities	66,171	59,053
Purchases of PP&E	(51,230)	(48,984)
Purchase of intangible assets	(5,250)	(105,270)
Change in restricted cash	(2,107)	(2,342)
Net cash used in investing activities	(68,134)	(71,393)

Financing activities:
Proceeds from issuance of common stock	24,210	14,575
Repurchase of common stock	(50,000)	(76,856)
Payment of cash dividend	(28,494)	(24,200)
Distribution to controlling interest	(2,094)	(214)
Excess tax benefit from exercise of stock options	3,981	338
Shares repurchased for tax withholdings on vesting of restricted stock	(15,799)	(10,742)
Net cash used in financing activities	(68,196)	(97,099)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,621)	902
Net increase/(decrease) in cash and cash equivalents	16,396	(10,724)
Cash and cash equivalents at beginning of period	516,112	531,926
Cash and cash equivalents at end of period	$532,508	$521,202

GAAP to Non-GAAP Reconciliations
(in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter of fiscal 2017 and 2016:

Net income:	Fiscal Quarter Ended
	March 31, 2017	April 1, 2016
GAAP net income	$50.6	$67.4
Stock-based compensation	15.9	16.1
RSU dividend equivalent	—	0.3
Amortization of acquisition-related intangibles	3.8	3.8
Restructuring charges, net	—	1.3
Income tax adjustments	(5.2)	(5.4)
Non-GAAP net income	$65.1	$83.5

Diluted earnings per share:	Fiscal Quarter Ended
	March 31, 2017	April 1, 2016
GAAP diluted earnings per share	$0.49	$0.66
Stock-based compensation	0.16	0.16
RSU dividend equivalent	—	—
Amortization of acquisition-related intangibles	0.03	0.04
Restructuring charges, net	—	0.01
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.63	$0.82

Shares used in computing diluted earnings per share	104	102

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2017 and fiscal year 2017 included in this release:

Gross margin:	Q3 2017
GAAP gross margin (low - high end of range)	88% - 89%
Stock-based compensation	0.1%
Amortization of acquisition-related intangibles	0.9%
Non-GAAP gross margin (low - high end of range)	89% - 90%

Operating expenses:	Q3 2017	Fiscal 2017
GAAP operating expenses (low - high end of range)	$176 - $180	$696 - $706
Stock-based compensation	(17.0)	(66.0)
Amortization of acquisition-related intangibles	(1.0)	(5.0)
Non-GAAP operating expenses (low - high end of range)	$158 - $162	$625 - $635

Diluted earnings per share:	Q3 2017
	Low	High
GAAP diluted earnings per share	$0.61	$0.67
Stock-based compensation	0.16	0.16
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.75	$0.81

Shares used in computing diluted earnings per share	104	104

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Tony Carter, 404-316-0201
tony.carter@dolby.com